                                                                   Exhibit 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, of our report dated March 26, 1999 relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P., which appears in Registration Statement on Form S-1 filed by Insight Communications Company, Inc. with the Securities and Exchange Commission (File No. 333-78293). We also consent to the references to us under the headings "Experts" in such Registration Statement.


/S/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Francisco, California
July 20, 1999